Execution Version

Exhibit 10.5

Guaranty

Guaranty, dated as of May 1, 2018 by Summer Energy Holdings, Inc., a Nevada corporation (the “Guarantor”), in favor of EDF Trading North America, LLC, a Delaware limited liability company (“EDFT NA”) and EDF Energy Services, LLC (“EDFES” and, together with EDFT NA, the “Counterparty”).

1.  Guaranty. In connection with (i) that certain ISDA Master Agreement, dated as of the date hereof and Schedule thereto and Credit Support Annex thereto, by and between Summer Energy Northeast, LLC, a Texas limited liability company and a wholly-owned subsidiary of the Guarantor (“Summer NE”), Summer Energy, LLC, a Texas limited liability company and a wholly-owned subsidiary of the Guarantor (“Summer” and, together with Summer NE, each an “Obligor” and, together, the “Obligors”), and the Counterparty (the “ISDA Agreement”), and (ii) that certain Energy Services Agreement, dated as of the date hereof, by and among Counterparty and Obligors (the “ESA”), the Guarantor hereby unconditionally and irrevocably guaranties to the Counterparty, its successors and assigns the prompt payment when due, subject to any applicable grace period under each of the ISDA Agreement and the ESA, of all present and future obligations and liabilities of all kinds of each Obligor to the Counterparty arising out of each of the ISDA Agreement, the ESA, any Credit Support Document (as defined in the ISDA) and any and all other agreements, instruments, and documents described or referenced therein or delivered in connection therewith, of each Obligor in respect thereof (collectively, the “Obligations”).  Capitalized terms used and not otherwise defined in this Guaranty shall have in this Guaranty the respective meanings provided for them in the ISDA Agreement.

2.  Absolute Guaranty.  The Guarantor’s obligations hereunder shall not be affected by the genuineness, validity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might vary the risk of the Guarantor or otherwise constitute a defense to this Guaranty.  Further, the Guarantor shall not be discharged, nor shall its liability be affected, by any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Counterparty makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the Obligations or any collateral therefor.  The Counterparty shall not be obligated to file any claim relating to the Obligations in the event that either Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty so to file shall not affect the Guarantor’s obligations hereunder.  This Guaranty constitutes a guaranty of payment when due and not of collection.  In the event that any payment by either Obligor or the Guarantor in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such Obligations as if such payment had not been made.

3.  Consents, Waivers and Renewals.  The Guarantor agrees that either EDFES or EDFT NA may at any time and from time to time, either before or after the maturity thereof, without notice

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to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with either Obligor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Counterparty and either Obligor or any such other party or person, without in any way impairing or affecting this Guaranty.  The Guarantor agrees that either EDFES or EDFT NA may resort to the Guarantor for payment of any of the Obligations, whether or not either EDFES or EDFT NA shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

4.  Expenses.  The Guarantor agrees to pay on demand all out-of-pocket expenses, including without limitation the reasonable fees and disbursements of Counterparty’s counsel, in any way relating to the enforcement or protection of the rights of the Counterparty hereunder; provided, that the Guarantor shall not be liable for any expenses of the Counterparty if no payment under this Guaranty is due.

5.  Subrogation.  The Guarantor shall not exercise any rights which it may acquire by way of subrogation in consequence of its payment of any of the Obligations until all the Obligations shall have been indefeasibly paid in full.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Counterparty and shall forthwith be paid to the Counterparty  to be credited and applied to the Obligations, whether matured or unmatured.  Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of the Counterparty against either Obligor, and the Counterparty agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

6.  Continuing Guaranty.  This Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all the Obligations have been satisfied in full.  If any of the present or future Obligations are guaranteed by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor under this Guaranty.

7.  No Waiver; Cumulative Rights.  No failure on the part of either EDFES or EDFT NA to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either EDFES or EDFT NA of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.  Each and every right, remedy and power hereby granted to either EDFES or EDFT NA or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by either EDFES or EDFT NA from time to time.

8.  Waiver of Notice.  The undersigned waives notice of the acceptance of this Guaranty, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, presentment, promptness, diligence, order, notice of nonpayment by either Obligor,

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demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.

9.  Representations and Warranties.

(a)The Guarantor is a Nevada corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power to execute, deliver and perform this Guaranty.

(b)The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s articles of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets.

(c) All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty.

(d) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

10.  Assignment.  Neither the Guarantor nor the Counterparty may assign its rights or interests or delegate its obligations hereunder to any other person without the prior written consent of the Guarantor or the Counterparty, as the case may be; provided, however, that either EDFES or EDFT NA may assign its rights, interests and obligations hereunder to an assignee or transferee to which it has transferred its interests and obligations under the ISDA Agreement pursuant to Section 6(b) or Section 7 thereof.

11.  Governing Law and Jurisdiction.  (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(b)  With respect to any suit, action or proceedings relating to this Guaranty (“Proceedings”), the Guarantor irrevocably:

(i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York

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City; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over Guarantor.

Nothing in this Guaranty precludes Counterparty from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)  The Guarantor irrevocably consents to service of process given in the manner provided for notices in Section 13 of this Guaranty.  Nothing in this Guaranty will affect the right of the Counterparty to serve process in any other manner permitted by law.

12.  Taxes.    Any and all payments by the Guarantor hereunder shall be made without deduction or withholding for any taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any tax from any such payment, then the Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, and the sum paid by Guarantor to Counterparty shall be increased as necessary so that after such deduction or withholding has been made Counterparty receives an amount equal to the sum it would have received had no such deduction or withholding been made.

13.  Notices.  Any notice or other communication to Guarantor in respect of this Guaranty may be given in any manner set forth below to the address or number or in accordance with the electronic messaging system details provided below and will be deemed effective as indicated:

(i)if in writing and delivered in person or by courier, on the date it is delivered;

(ii)if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iii)if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(iv)if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a business day or that communication is delivered (or attempted) or received, as applicable, after the close of business of Guarantor on a business day, in which case that communication shall be deemed given and effective on the first following day that is a business day.

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For purposes of this Guaranty, notices to the Guarantor shall be sent to:

Summer Energy Holdings, Inc.

5847 San Felipe Street #33700

Houston, Texas 77057

Telephone: 713-375-2793

Facsimile: 713-481-8470

Attn: Chief Financial Officer

With a copy to:

Kirton McConkie PC

Attn: Alexander N. Pearson

50 E. South Temple, Suite 400

Salt Lake City, UT 84111

Telephone: 801-328-3600

Facsimile: 801-212-2006

E-mail: apearson@kmclaw.com

[Signature page to follow]

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first set forth above.

SUMMER ENERGY HOLDINGS, INC.

By:/s/ Jaleea George_______________

Name: Jaleea George

Its: CFO

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